Introductory Notes

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended June 30, 2023. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2023 guidance, tenant demand for our centers, strength of our platform position, and expected timing and payment of dividends, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; the effects and duration of the COVID-19 pandemic; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in the Glossary of Terms on page 19.

i	Supplemental - Quarter End June 30, 2023

Introductory Notes

Pro Rata Financial Information
As of December 31, 2022, the Company owned a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. As of December 31, 2022, IAGM was the Company’s sole joint venture and was unconsolidated.
On January 18, 2023, the Company acquired the four remaining retail properties from IAGM for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM's wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity.
Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three and six months ended June 30, 2022 and as of December 31, 2022. As of June 30, 2023, as a result of the Company’s acquisition of the remaining IAGM properties, net assets of IAGM were $6.9 million, inclusive of cash and cash equivalents of $10.4 million, which has been included as part of Pro Rata Cash.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter End June 30, 2023

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2023 Second Quarter Results
DOWNERS GROVE, III – July 31, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended June 30, 2023. For the three months ended June 30, 2023 and 2022, Net Income was $2.1 million, or $0.03 per diluted share, compared to Net Income of $41.9 million, or $0.62 per diluted share, respectively.
Second Quarter 2023 Highlights:
•NAREIT FFO of $0.43 per diluted share
•Core FFO of $0.43 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 3.7%
•Leased Occupancy as of June 30, 2023 of 96.2%
•Executed 77 leases totaling approximately 347,000 square feet of GLA, of which 244,000 square feet was executed at a blended comparable lease spread of 5.8%
•Acquired The Shoppes at Davis Lake, a 91,000 square foot neighborhood center anchored by Harris Teeter in Charlotte, North Carolina for a gross acquisition price of $22.4 million.
•Published the Company’s annual 2022 Environmental, Social & Governance report.

“Our results this quarter highlight the robust tenant demand at our centers and the outstanding execution of the InvenTrust team, positioning our platform for continued outperformance,” Daniel (DJ) Busch, President and CEO of InvenTrust stated. “Our investment grade balance sheet provides us the flexibility to be both patient and opportunistic when looking to grow our asset base without the immediate need to access the capital markets.”

NET INCOME
•Net Income for the three months ended June 30 2023 was $2.1 million, or $0.03 per diluted share, compared to Net Income of $41.9 million, or $0.62 per diluted share, for the same period in 2022.
•Net Income for the six months ended June 30, 2023 was $3.2 million, or $0.05 per diluted share, compared to Net Income of $51.4 million, or $0.76 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended June 30, 2023 was $29.2 million, or $0.43 per diluted share, compared to $30.4 million, or $0.45 per diluted share, for the same period in 2022.
•NAREIT FFO for the six months ended June 30, 2023 was $57.2 million, or $0.84 per diluted share, compared to $62.1 million, or $0.92 per diluted share, for the same period in 2022.

iii	Supplemental - Quarter End June 30, 2023

CORE FFO
•Core FFO for the three months ended June 30, 2023 was $29.1 million, or $0.43 per diluted share, compared to $28.6 million, or $0.42 per diluted share, for the same period in 2022.
•Core FFO for the six months ended June 30, 2023 was $56.4 million, or $0.83 per diluted share, compared to $57.7 million, or $0.85 per diluted share, for the same period in 2022.
SAME PROPERTY NOI
•Same Property NOI for the three months ended June 30, 2023 was $38.0 million, a 3.7% increase, compared to the same period in 2022.
•Same Property NOI for the six months ended June 30, 2023 was $71.8 million, a 3.5% increase, compared to the same period in 2022.
DIVIDEND
•For the quarter ending June 30, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, paid on July 14, 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of June 30, 2023, the Company’s Leased Occupancy was 96.2%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.6% and Small Shop Leased Occupancy was 92.0%. Anchor Leased Occupancy decreased 20 basis points and Small Shop Leased Occupancy increased 60 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 230 basis points, which equates to approximately $4.9 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the second quarter were 5.8%.
•Annualized Base Rent PSF (“ABR”) as of June 30, 2023 was $19.18, an increase of 2.0% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.40 and Small Shop ABR PSF was $32.32 for the second quarter.
•Acquired The Shoppes at Davis Lake, a 91,000 square foot neighborhood center anchored by Harris Teeter in Charlotte, North Carolina for a gross acquisition price of $22.4 million.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $434.0 million of total liquidity, as of June 30, 2023, comprised of $84.0 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility. As of June 30, 2023, net assets of IAGM were $6.9 million, inclusive of cash and cash equivalents of $10.4 million.
•InvenTrust has $92.5 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024, as of June 30, 2023.
•As of June 30, 2023, the Company's weighted average interest rate on its debt was 3.88% and the weighted average remaining term was 4.3 years.
•Effective April 3, 2023, the Company’s variable rate on $100.0 million of term loans was swapped to a fixed rate of 3.69%, achieving an all-in interest rate of 4.99%. In tandem with other interest rate swaps, the entirety of the Company's variable rate term loans were swapped to fixed rates through the respective maturity dates.

iv	Supplemental - Quarter End June 30, 2023

2023 GUIDANCE
InvenTrust has updated its 2023 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.06	—	$0.11	$0.06	—	$0.11
NAREIT FFO per diluted share (2)	$1.64	—	$1.69	$1.64	—	$1.69
Core FFO per diluted share	$1.61	—	$1.64	$1.59	—	$1.64
Same Property NOI (“SPNOI”) Growth	4.00%	—	5.00%	3.50%	—	5.00%
General and administrative	$31,250	—	$32,750	$31,250	—	$32,750
Interest expense, net (3)	$34,000	—	$34,500	$34,500	—	$35,500
Adjustments for uncollectibility (4)	50 bps	—	150 bps	50 bps	—	150 bps
Net investment activity (5)	~ $150,000			~ $150,000
The Company’s 2023 Guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items of which, in our judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting, which can result in volatility in straight-line rental income adjustments.
(3) Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of $1.5 million to $2.5 million.
(4) Adjustments for uncollectibility are reflected as basis points of expected total revenue.
(5) Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2023 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2023 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income	$0.06	$0.11
Depreciation and amortization related to investment properties	1.59	1.59
Gain on sale of investment properties, net	(0.01)	(0.01)
NAREIT FFO Applicable to Common Shares and Dilutive Securities	1.64	1.69
Amortization of market-lease intangibles and inducements, net	(0.05)	(0.05)
Straight-line rent adjustments, net	(0.05)	(0.05)
Adjusting items, net (a)	0.07	0.05
Core FFO Applicable to Common Shares and Dilutive Securities	$1.61	$1.64
(a)Adjusting items, net, are primarily amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.

The Company does not provide a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income within this press release because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results.

v	Supplemental - Quarter End June 30, 2023

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Financial Results

Net income	$2,068	$41,921	$3,201	$51,422
Net income per common share - basic	0.03	0.62	0.05	0.76
Net income per common share - diluted	0.03	0.62	0.05	0.76

NAREIT FFO (page 7)	29,161	30,446	57,179	62,104
NAREIT FFO per diluted share	0.43	0.45	0.84	0.92

Core FFO (page 7)	29,052	28,631	56,423	57,652
Core FFO per diluted share	0.43	0.42	0.83	0.85

Same Property NOI (page 6)	38,010	36,664	71,775	69,330

Same Property NOI growth	3.7%	3.5%

Adjusted EBITDA (page 7)	37,298	34,137	73,515	67,992

Distributions declared per share	$0.22	$0.21	$0.43	$0.41

Aggregate distributions declared (as a % of Core FFO)	50.1%	48.3%	51.6%	48.0%

	As of June 30, 2023 (a)	As of Dec. 31, 2022 (a)	As of Dec. 31, 2021 (a)	As of Dec. 31, 2020 (a)
Capital Information
Shares outstanding	67,531,335	67,472,553	67,344,374	71,998,654

Outstanding Debt, net	$833,661	$805,253	$624,289	$688,422
Less: Pro Rata Cash	(83,982)	(164,448)	(79,628)	(249,854)
Net Debt	$749,679	$640,805	$544,661	$438,568

(a) Outstanding debt, net, and Net Debt as of December 31, 2022, 2021 and 2020 are Pro Rata. Pro Rata Cash as of June 30, 2023 includes our share of cash remaining in the JV.

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$137,891	$132,368	$117,273	$117,078
Net Debt-to-Adjusted EBITDA	5.4x	4.8x	4.6x	3.7x
Fixed charge coverage	4.2x	5.0x	6.4x	5.9x
Net debt to real estate assets, excl property acc depr.	28.2%	24.7%	22.0%	17.7%
Net debt to total assets, excl property acc depr.	25.3%	21.3%	19.3%	14.6%

Distributions Paid Per Share		Liquidity and Credit Facility
Q2 2023	$0.21550	Cash	$83,982
Q1 2023	$0.20520	Available under credit facility	350,000
Q4 2022	$0.20520	Total	$433,982
Q3 2022	$0.20520

	Same Property		Same Property		Total Portfolio
	Three Months Ended June 30		Six Months Ended June 30		Three and Six Months Ended June 30
	2023	2022	2023	2022	2023	2022 (a)
Portfolio Metrics
No. of properties	54	54	52	52	63	62
GLA (square feet)	8,619	8,614	8,092	8,087	10,387	9,840
Economic Occupancy	94.6%	94.0%	94.3%	93.6%	93.9%	93.2%
Leased Occupancy	96.7%	96.1%	96.5%	95.9%	96.2%	95.4%
ABR PSF	$19.58	$19.03	$19.81	$19.24	$19.18	$18.80

(a) Total Portfolio metrics for the three and six months ended June 30, 2022 are Pro Rata and have not been restated to reflect the acquisition of the JV properties in 2023.

1	Supplemental - Quarter End June 30, 2023

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	June 30, 2023	December 31, 2022
Assets	(unaudited)
Investment properties
Land	$697,035	$650,764
Building and other improvements	1,949,421	1,825,893
Construction in progress	9,488	5,005
Total	2,655,944	2,481,662
Less accumulated depreciation	(425,963)	(389,361)
Net investment properties	2,229,981	2,092,301
Cash, cash equivalents and restricted cash	80,749	137,762
Investment in unconsolidated entities	3,753	56,131
Intangible assets, net	132,720	101,167
Accounts and rents receivable	31,858	34,528
Deferred costs and other assets, net	57,700	51,145
Total assets	$2,536,761	$2,473,034

Liabilities
Debt, net	$833,661	$754,551
Accounts payable and accrued expenses	39,063	42,792
Distributions payable	14,553	13,837
Intangible liabilities, net	33,326	29,658
Other liabilities	33,221	28,287
Total liabilities	953,824	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,531,335 shares issued and outstanding as of June 30, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,461,253	5,456,968
Distributions in excess of accumulated net income	(3,905,747)	(3,879,847)
Accumulated comprehensive income	27,363	26,721
Total stockholders' equity	1,582,937	1,603,909
Total liabilities and stockholders' equity	$2,536,761	$2,473,034

2	Supplemental - Quarter End June 30, 2023

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share information, unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Income
Lease income, net	$64,268	$58,935	$129,098	$116,703
Other property income	419	318	714	582
Other fee income	—	640	80	1,394
Total income	64,687	59,893	129,892	118,679

Operating expenses
Depreciation and amortization	28,263	24,205	55,021	47,034
Property operating	9,756	9,184	19,986	17,469
Real estate taxes	8,952	8,615	18,580	16,658
General and administrative	8,048	8,116	15,779	16,003
Total operating expenses	55,019	50,120	109,366	97,164

Other (expense) income
Interest expense, net	(9,377)	(5,631)	(18,886)	(10,440)
Loss on extinguishment of debt	—	—	—	(96)
Gain on sale of investment properties	984	36,856	984	36,856
Equity in earnings (losses) of unconsolidated entities	149	716	(514)	3,432
Other income and expense, net	644	207	1,091	155
Total other (expense) income, net	(7,600)	32,148	(17,325)	29,907

Net income	$2,068	$41,921	$3,201	$51,422

Weighted-average common shares outstanding - basic	67,523,105	67,413,049	67,515,913	67,384,044
Weighted-average common shares outstanding - diluted	67,711,848	67,550,846	67,683,226	67,577,524

Net income per common share - basic	$0.03	$0.62	$0.05	$0.76
Net income per common share - diluted	$0.03	$0.62	$0.05	$0.76

Distributions declared per common share outstanding	$0.22	$0.21	$0.43	$0.41
Distributions paid per common share outstanding	$0.22	$0.21	$0.42	$0.41

Comprehensive income
Net income	$2,068	$41,921	$3,201	$51,422
Unrealized gain on derivatives	10,835	5,514	7,518	20,920
Reclassification (to) from net income	(3,984)	492	(6,876)	1,517
Comprehensive income	$8,919	$47,927	$3,843	$73,859

3	Supplemental - Quarter End June 30, 2023

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	June 30, 2023	December 31, 2022
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$10,269	$14,701
Straight-line rent receivables	21,589	19,827
Total	$31,858	$34,528

Deferred cost and other assets, net
Derivative assets	$27,875	$25,201
Lease commissions, net	14,231	13,834
Other assets	5,862	4,092
Deferred costs, net	5,418	3,089
Right of use assets, net	2,451	2,650
Loan fees, net	1,863	2,279
Total	$57,700	$51,145

Other liabilities
Unearned income	$9,317	$7,155
Deferred revenues	9,204	9,531
Security deposits	6,960	6,318
Other liabilities	4,502	1,997
Operating lease liabilities	3,238	3,265
Financing lease liabilities	—	21
Total	$33,221	$28,287

4	Supplemental - Quarter End June 30, 2023

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended June 30		Six Months Ended June 30
		2023	2022	2023	2022
Income
*	Minimum base rent	$41,545	$36,726	$82,021	$71,774
*	Real estate tax recoveries	7,948	7,739	16,465	15,006
*	Common area maintenance, insurance, and other recoveries	7,489	7,004	14,438	13,296
*	Ground rent income	4,797	3,760	9,507	7,370
	Amortization of market-lease intangibles and inducements, net	572	1,062	2,088	3,609
*	Short-term and other lease income	635	1,120	1,949	2,184
	Termination fee income	610	149	744	317
	Straight-line rent adjustment, net	836	707	1,546	1,370
	Reversal of uncollectible straight-line rent	17	504	216	998
*	Provision for uncollectible billed rent and recoveries	(181)	(144)	(466)	(380)
*	Reversal of uncollectible billed rent and recoveries	—	308	590	1,159
	Lease income, net	64,268	58,935	129,098	116,703

*	Other property income	419	318	714	582

	JV property management fee	—	302	48	714
	JV asset management fee	—	220	32	471
	JV leasing commissions	—	118	—	209
	Other fee income	—	640	80	1,394

	Total income	$64,687	$59,893	$129,892	$118,679

Operating Expenses
	Depreciation and amortization	$28,263	$24,205	$55,021	$47,034
*	Property operating	9,756	9,184	19,986	17,469
*	Real estate taxes	8,952	8,615	18,580	16,658

	General and administrative expenses	6,374	7,448	12,787	14,902
	Stock based compensation costs	2,326	1,368	4,294	2,525
	Capitalized direct development compensation costs	(652)	(700)	(1,302)	(1,424)
	General and administrative	8,048	8,116	15,779	16,003

	Total operating expenses	$55,019	$50,120	$109,366	$97,164

* Component of Net Operating Income

5	Supplemental - Quarter End June 30, 2023

Reconciliation of Non-GAAP Measures
In thousands

Same Property Net Operating Income

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Income
Minimum base rent	$36,029	$34,341	$68,071	$64,693
Real estate tax recoveries	6,982	7,140	13,708	13,005
Common area maintenance, insurance, and other recoveries	6,557	6,583	11,934	11,647
Ground rent income	3,717	3,680	6,868	6,707
Short-term and other lease income	584	1,110	1,849	2,161
Provision for uncollectible billed rent and recoveries	(167)	(110)	(393)	(340)
Reversal of uncollectible billed rent and recoveries	—	240	488	1,083
Other property income	350	310	596	569
Total income	54,052	53,294	103,121	99,525

Operating Expenses
Property operating	8,335	8,660	16,081	15,631
Real estate taxes	7,707	7,970	15,265	14,564
Total operating expenses	16,042	16,630	31,346	30,195

Same Property NOI	$38,010	$36,664	$71,775	$69,330

% Change over Prior Period	3.7%	3.5%

Same Property count	54	52

Net Income to Same Property NOI

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Net income	$2,068	$41,921	$3,201	$51,422
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(644)	(207)	(1,091)	(155)
Equity in (earnings) losses of unconsolidated entities	(149)	(716)	514	(3,432)
Interest expense, net	9,377	5,631	18,886	10,440
Loss on extinguishment of debt	—	—	—	96
Gain on sale of investment properties	(984)	(36,856)	(984)	(36,856)
Depreciation and amortization	28,263	24,205	55,021	47,034
General and administrative	8,048	8,116	15,779	16,003
Other fee income	—	(640)	(80)	(1,394)
Adjustments to NOI (a)	(2,035)	(2,422)	(4,594)	(6,294)
NOI	43,944	39,032	86,652	76,864
NOI from other investment properties	(5,934)	(2,368)	(14,877)	(7,534)
Same Property NOI	$38,010	$36,664	$71,775	$69,330
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter End June 30, 2023

Reconciliation of Non-GAAP Measures, continued
In thousands

NAREIT FFO and Core FFO

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Net income	$2,068	$41,921	$3,201	$51,422
Depreciation and amortization related to investment properties	28,077	23,996	54,620	46,618
Gain on sale of investment properties	(984)	(36,856)	(984)	(36,856)
Unconsolidated joint venture adjustments (a)	—	1,385	342	920
NAREIT FFO Applicable to Common Shares and Dilutive Securities	29,161	30,446	57,179	62,104
Amortization of market lease intangibles and inducements, net	(572)	(1,062)	(2,088)	(3,609)
Straight-line rent adjustments, net	(853)	(1,211)	(1,762)	(2,368)
Adjusting items, net (b)	1,322	524	3,256	1,397
Unconsolidated joint venture adjusting items, net (c)	(6)	(66)	(162)	128
Core FFO Applicable to Common Shares and Dilutive Securities	$29,052	$28,631	$56,423	$57,652

Weighted average common shares outstanding - basic	67,523,105	67,413,049	67,515,913	67,384,044
Dilutive effect of unvested restricted shares (d)	188,743	137,797	167,313	193,480
Weighted average common shares outstanding - diluted	67,711,848	67,550,846	67,683,226	67,577,524

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.43	$0.45	$0.84	$0.92
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.43	$0.42	$0.83	$0.85

(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
(c)Represents our share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Net income	$2,068	$41,921	$3,201	$51,422
Interest expense, net	9,377	5,631	18,886	10,440
Income tax expense	134	91	260	173
Depreciation and amortization	28,263	24,205	55,021	47,034
Unconsolidated joint venture adjustments (a)	—	1,897	423	4,157
EBITDA	39,842	73,745	77,791	113,226
Adjustments to reconcile to Adjusted EBITDA
Gain on sale of investment properties	(984)	(36,856)	(984)	(36,856)
Loss on debt extinguishment	—	—	—	96
Non-operating income and expense, net (b)	(129)	(362)	736	(456)
Other leasing adjustments (c)	(1,425)	(2,273)	(3,850)	(5,977)
Unconsolidated joint venture adjusting items, net (d)	(6)	(117)	(178)	(2,041)
Adjusted EBITDA	$37,298	$34,137	$73,515	$67,992
(a)Represents our share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.
(d)Represents our share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

7	Supplemental - Quarter End June 30, 2023

Summary of Outstanding Debt
In thousands

	Balance as of June 30, 2023	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$171,080	20%	3.12%	2.4
Variable rate secured debt	17,468	2%	6.79%	0.3
Fixed rate unsecured debt	650,000	78%	4.00%	5.0
Issuance costs, net of accumulated amortization	(4,887)	n/a	n/a	n/a
Total consolidated debt, net	$833,661	100%	3.88%	4.3

Schedule of Maturities by Year

	Fixed Rate		Variable Rate		Total Debt, net
Maturity Year	Secured Debt	Unsecured Debt	Secured Debt	Unsecured Debt
2023	$75,000	$—	$17,468	$—	$92,468
2024	15,700	—	—	—	15,700
2025	22,880	—	—	—	22,880
2026	—	200,000	—	—	200,000
2027	26,000	200,000	—	—	226,000
Thereafter	31,500	250,000	—	—	281,500
Issuance costs, net of amortization	—	—	—	—	(4,887)
Total	$171,080	$650,000	$17,468	$—	$833,661
Debt Maturities as of June 30, 2023

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	$22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				80,380

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Cross collateralized (a)	11/2/2023	2.00% (b)	Fixed	45,000
Cross collateralized (a)	11/2/2023	1.97% (b)	Fixed	30,000
Cross collateralized (a)	11/2/2023	1M SOFR + 1.65% (c)	Variable	17,468
Total				92,468

Total mortgages payable		3.46%		188,548

Term Loans
$200.0 million 5 years	9/22/2026	2.71% (b)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.72% (b)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.77% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.76% (b)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	4.99% (b) (d)	Fixed	100,000
Total				400,000

Senior Notes
$150.0 million	8/11/2029	5.07%	Fixed	150,000
$100.0 million	8/11/2032	5.20%	Fixed	100,000
Total				250,000

Grand total		3.88%		$838,548
(a)The pooled mortgage is cross collateralized by four properties and has two 12-month extension options.
(b)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(c)As of June 30, 2023, 1-Month Term SOFR was 5.14%.
(d)As of April 3, 2023, variable rate was swapped to an all-in fixed rate of 4.99% through the maturity date.

8	Supplemental - Quarter End June 30, 2023

Consolidated Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q2 2023	Q1 2023	Q4 2022	Q3 2022

Leverage Ratio	< 60.0%	< 60.0%	29.6%	29.5%	28.9%	31.4%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.07	4.28	4.8	5.61
Maximum Dividend Payout	< 95%	N/A	52.4%	51.1%	49.4%	48.8%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	5.10	4.97	3.67	3.55
Unsecured Leverage Ratio	< 60%	< 60%	29.1%	29.7%	31.0%	33.2%

Interest Rate Swaps

The Company is party to four interest rate forward swap agreements, which address the periods between the maturity dates of the four effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps effectively fix the interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

On January 18, 2023, the Company acquired IAGM's two interest rate swap agreements, which achieve fixed interest rates on an aggregate notional amount of $75.0 million of the assumed pooled mortgage, each priced in 1-Month Term SOFR.

On March 16, 2023, the Company entered into one interest rate swap agreement with a notional amount of $100.0 million at 3.69%, achieving an all-in fixed interest rate of 4.99%. As of the effective date of April 3, 2023, the entirety of the Company's variable rate term loans was swapped to fixed rates through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Effective Date	Maturity Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5 year term loan	12/2/2019	12/21/2023	1-Month SOFR	1.41%	2.71%	$100,000
5 year term loan	12/2/2019	12/21/2023	1-Month SOFR	1.42%	2.72%	100,000
5.5 year term loan	12/2/2019	6/21/2024	1-Month SOFR	1.46%	2.76%	50,000
5.5 year term loan	12/2/2019	6/21/2024	1-Month SOFR	1.47%	2.77%	50,000
Pooled mortgage	1/18/2023	11/2/2023	1-Month SOFR	0.35%	2.00%	45,000
Pooled mortgage	1/18/2023	11/2/2023	1-Month SOFR	0.32%	1.97%	30,000
5.5 year term loan	4/3/2023	3/22/2027	1-Month SOFR	3.69%	4.99%	100,000
						$475,000

Forward Interest Rate Swaps	Effective Date	Maturity Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5 year term loan	12/21/2023	9/22/2026	1-Month SOFR	1.51%	2.81%	100,000
5 year term loan	12/21/2023	9/22/2026	1-Month SOFR	1.51%	2.81%	100,000
5.5 year term loan	6/21/2024	3/22/2027	1-Month SOFR	1.54%	2.84%	50,000
5.5 year term loan	6/21/2024	3/22/2027	1-Month SOFR	1.48%	2.78%	50,000
						$300,000

Capital Expenditures

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$1,380	$2,357	$3,455	$3,478
Leasing commissions	1,365	1,153	1,840	2,279
Maintenance capital expenditures	6,578	3,563	9,237	6,935
Total leasing and maintenance capital expenditures (a)	9,323	7,073	14,532	12,692
Investment in development and redevelopment projects (b)	1,813	4,170	2,622	6,639
Grand total	$11,136	$11,243	$17,154	$19,331

(a)As of June 30, 2023 and 2022, total accrued leasing and maintenance capital expenditures are $3,130 and $3,112, respectively. These accrued amounts are not reflected in the table above.
(b)As of June 30, 2023 and 2022, total accrued investment in development and redevelopment projects are $343 and $1,183, respectively. These accrued amounts are not reflected in the table above.

9	Supplemental - Quarter End June 30, 2023

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	96.5%	$32,744	$16.52	17.5%	2,056	19.8%
Houston-Sugar Land-Baytown, TX	6	93.8%	20,481	16.13	11.0%	1,409	13.6%
Atlanta Metro Area, GA	10	97.3%	19,121	19.96	10.2%	1,058	10.2%
Miami-Fort Lauderdale-Miami Beach, FL	3	96.8%	18,678	23.10	10.0%	859	8.3%
Dallas-Fort Worth-Arlington, TX	7	98.0%	17,131	19.84	9.2%	939	9.0%
Raleigh-Cary-Durham, NC	5	98.0%	13,343	19.84	7.1%	688	6.6%
So. California - Los Angeles, CA	3	94.0%	11,328	21.01	6.1%	579	5.6%
Charlotte-Gastonia-Concord, NC	4	98.2%	9,792	19.54	5.2%	515	5.0%
Tampa-St. Petersburg, FL	3	91.8%	8,846	13.03	4.7%	753	7.2%
Washington D.C/Richmond Metro Area	3	98.4%	8,727	25.14	4.7%	358	3.4%
Orlando-Kissimmee, FL	4	98.2%	8,710	23.82	4.7%	378	3.6%
San Antonio, TX	2	91.6%	6,059	25.62	3.2%	261	2.5%
So. California - San Diego, CA	2	100%	5,760	26.22	3.1%	225	2.2%
So. California - Inland Empire, CA	2	98.0%	5,525	22.89	3.0%	246	2.4%
Cape Coral-Fort Myers, FL	1	100%	618	10.02	0.3%	63	0.6%
Total	63	96.2%	$186,863	$19.18	100%	10,387	100%

State	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	95.7%	$76,415	$17.56	40.9%	4,665	44.9%
Florida	11	95.3%	36,852	19.25	19.7%	2,053	19.7%
North Carolina	9	98.1%	23,135	19.71	12.3%	1,203	11.6%
California	7	96.3%	22,613	22.61	12.2%	1,050	10.2%
Georgia	10	97.3%	19,121	19.96	10.2%	1,058	10.2%
Maryland/Virginia	3	98.4%	8,727	25.14	4.7%	358	3.4%
Total	63	96.2%	$186,863	$19.18	100%	10,387	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	96.6%	98.8%	$61,487	$11.18	5,694
10,000 - 19,999 SF (a)	96.3%	97.7%	18,255	19.63	966
5,000 - 9,999 SF (b)	89.5%	92.6%	17,190	26.30	740
1 - 4,999 SF (b)	89.1%	91.8%	89,931	33.81	2,987
Total	93.9%	96.2%	$186,863	$19.18	10,387

Anchor Tenants (a)	96.6%	98.6%	$79,742	$12.40	6,660
Small Shops (b)	89.2%	92.0%	$107,121	$32.32	3,727
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10	Supplemental - Quarter End June 30, 2023

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4 / Ralphs 3	15	BBB	$9,676	5.2%	864	8.3%
2	Publix Super Markets, Inc.	Publix 12 / Publix Liquor 3	15	N/A	6,438	3.4%	579	5.6%
3	TJX Companies	Marshalls 7 / HomeGoods 4 / TJ Maxx 2	13	A	4,482	2.4%	367	3.5%
4	Albertsons	Tom Thumb 2 / Safeway 1 / Market Street 2 / Albertsons 1	6	BB	4,303	2.3%	365	3.5%
5	H.E.B.		5	N/A	4,220	2.3%	447	4.3%
6	Amazon, Inc.	Whole Foods Market 5	5	AA	2,701	1.4%	194	1.9%
7	BC Partners	PetSmart 7	7	B+	2,436	1.3%	151	1.5%
8	Best Buy		4	BBB+	2,270	1.2%	138	1.3%
9	Ulta Beauty Inc.		8	N/A	2,028	1.1%	83	0.8%
10	Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 1	5	D	1,888	1.0%	150	1.4%
11	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	BBB	1,876	1.0%	171	1.6%
12	Apollo Global Management, Inc.	Michael's 6	6	B-	1,776	1.0%	131	1.3%
13	Costco Wholesale		2	A+	1,735	0.9%	298	2.9%
14	Trader Joe's		4	N/A	1,703	0.9%	51	0.5%
15	Bank of America		7	A-	1,649	0.9%	39	0.4%
16	Wells Fargo		9	BBB+	1,546	0.8%	37	0.4%
17	Five Below, Inc.		8	N/A	1,494	0.8%	73	0.7%
18	Ross Dress For Less		4	BBB+	1,453	0.8%	120	1.2%
19	Massage Envy		13	N/A	1,415	0.8%	44	0.4%
20	Petco Animal Supplies Stores, Inc		6	B+	1,364	0.7%	79	0.8%
21	DSW, Inc.		4	N/A	1,296	0.7%	73	0.7%
22	Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.5%
23	Kingswood Capital Management	World Market 5	5	N/A	1,168	0.6%	91	0.9%
24	Xponential Fitness	Club Pilates 5 / CycleBar 4 / Pure Barre 3 / StrechLab 2 / YogaSix 2 / Rumble 1	17	N/A	1,159	0.6%	35	0.3%
25	JP Morgan Chase	Chase Bank 7	7	A-	1,084	0.6%	36	0.3%
	Totals		180		$62,426	33.4%	4,672	45.0%

Tenant Merchandise Mix

Tenant Category	ABR Portfolio	% of Total ABR
Grocery/Drug Stores	$37,115	20.0%
Quick Service Restaurants	22,252	11.9%
Personal Health and Beauty Services	20,812	11.1%
Medical	16,892	9.0%
Full Service Restaurants	15,530	8.3%
Apparel/Accessories	9,288	5.0%
Off Price	9,258	5.0%
Banks	9,082	4.9%
Home	6,779	3.6%
Fitness	6,735	3.6%
Office/Communications	6,261	3.4%
Pets	6,250	3.3%
Hobby/Sports	5,282	2.8%
Other Essential Retail/Services	4,835	2.6%
Other	4,570	2.4%
Office (Non-Financial, Non-Medical)	2,459	1.3%
Entertainment	1,901	1.0%
Hardware/Auto	1,562	0.8%
	$186,863	100%

11	Supplemental - Quarter End June 30, 2023

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The following tables summarize the leasing activity for leases that were executed during the six months ended June 30, 2023. In our Retail Portfolio, we had GLA totaling 525 thousand square feet expiring during the six months ended June 30, 2023, of which 481 thousand square feet was re-leased to the in-place tenant. This achieved a retention rate of approximately 92%.

For the six months ended June 30, 2023
	No. of Leases Executed	GLA	ABR PSF (a)	Prior ABR PSF (a)	% Change over Prior Lease (a)	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

All Tenants
Comparable Renewal Leases	94	368	$23.61	$22.21	6.3%	5.2	$0.77	$—
Comparable New Leases	9	18	35.69	33.40	6.9%	8.9	19.41	16.55
Non-Comparable Renewal and New Leases	38	215	22.86	N/A	N/A	6.7	11.53	5.25
Total	141	601	$24.17	$22.73	6.3%	5.8	$5.17	$2.37

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Trailing Four Quarters ending June 30, 2023

Comparable Leases
Total New and Renewal Leases
Q2 2023	53	244	$20.82	$19.67	5.8%	5.2	$1.14	$0.54
Q1 2023	50	142	29.97	28.02	7.0%	5.7	2.51	1.18
Q4 2022	38	331	16.97	16.00	6.1%	8.4	3.81	0.65
Q3 2022	51	364	18.02	16.66	8.2%	4.9	0.46	0.27
Total	192	1,081	$19.90	$18.62	6.9%	6.1	$1.91	$0.57

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q2 2023	5	8	$36.68	$31.81	15.3%	7.9	$9.41	$15.90
Q1 2023	4	10	34.85	34.75	0.3%	9.7	27.91	17.11
Q4 2022	4	61	11.73	9.83	19.3%	15.1	20.57	3.50
Q3 2022	5	7	40.63	37.52	8.3%	8.8	22.79	14.71
Total	18	86	$18.99	$16.91	12.3%	13.3	$20.50	$7.11

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q2 2023	48	236	$20.26	$19.25	5.2%	5.1	$0.85	$—
Q1 2023	46	132	29.61	27.52	7.6%	5.4	0.63	—
Q4 2022	34	270	18.17	17.40	4.4%	6.9	—	—
Q3 2022	46	357	17.60	16.27	8.2%	4.8	0.04	—
Total	174	995	$19.98	$18.77	6.4%	5.5	$0.30	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q2 2023	24	103	$24.79			8.9	$17.14	$8.10
Q1 2023	14	112	21.10			4.7	6.38	2.64
Q4 2022	14	103	11.91			4.2	13.30	4.84
Q3 2022	16	29	30.34			7.1	26.84	11.40
Total	68	347	$20.22			6.0	$13.32	$5.64

(a)Non-comparable leases are not included in totals.

12	Supplemental - Quarter End June 30, 2023

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)
2023	1	60	0.9%	$121	0.1%	$2.02
2024	20	485	7.5%	6,324	7.7%	13.04
2025	20	851	13.2%	9,608	11.7%	11.29
2026	16	478	7.4%	6,260	7.6%	13.10
2027	42	1,402	21.8%	20,355	25.0%	14.52
2028	26	642	10.0%	8,919	10.9%	13.89
2029	14	473	7.4%	5,803	7.1%	12.27
2030	8	204	3.2%	2,991	3.6%	14.66
2031	6	294	4.6%	2,659	3.2%	9.04
2032	10	370	5.8%	4,912	6.0%	13.28
Thereafter	26	1,172	18.2%	14,024	17.1%	11.97
Other (b)	—	—	—%	—	—%	—
Totals	189	6,431	100%	$81,976	100%	$12.75
Vacant space		229
Total		6,660

Small Shops

2023	51	126	3.8%	$3,619	3.1%	$28.72
2024	146	365	11.0%	11,718	10.0%	32.10
2025	156	347	10.4%	11,302	9.7%	32.57
2026	198	493	14.8%	16,206	13.9%	32.87
2027	224	545	16.4%	19,223	16.5%	35.27
2028	171	404	12.1%	14,832	12.7%	36.71
2029	100	293	8.8%	9,868	8.5%	33.68
2030	65	167	5.0%	6,457	5.5%	38.66
2031	67	206	6.2%	7,771	6.7%	37.72
2032	83	208	6.3%	8,280	7.1%	39.81
Thereafter	42	123	3.7%	5,981	5.1%	48.63
Other (b)	18	49	1.5%	1,365	1.2%	27.86
Totals	1,321	3,326	100%	$116,622	100%	$35.06
Vacant space		401
Total		3,727

Total

2023	52	186	1.9%	$3,740	1.9%	$20.11
2024	166	850	8.7%	18,042	9.1%	21.23
2025	176	1,198	12.3%	20,910	10.5%	17.45
2026	214	971	10.0%	22,466	11.3%	23.14
2027	266	1,947	20.1%	39,578	19.9%	20.33
2028	197	1,046	10.7%	23,751	11.9%	22.71
2029	114	766	7.9%	15,671	7.9%	20.46
2030	73	371	3.8%	9,448	4.8%	25.47
2031	73	500	5.1%	10,430	5.3%	20.86
2032	93	578	5.9%	13,192	6.6%	22.82
Thereafter	68	1,295	13.3%	20,005	10.1%	15.45
Other (b)	18	49	0.5%	1,365	0.7%	27.86
Totals	1,510	9,757	100%	$198,598	100%	$20.35
Vacant space		630
Total		10,387
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13	Supplemental - Quarter End June 30, 2023

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

1/18/23	Bay Colony (b)	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
1/18/23	Blackhawk Town Center (b)	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
1/18/23	Cyfair Town Center (b)	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
1/18/23	Stables Town Center (b)	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
6/2/23	The Shoppes at Davis Lake	Charlotte-Gastonia-Concord, NC	22,400	91	97.2%	Harris Teeter
			$244,000	1,215
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(b)These retail properties were acquired from the JV.

Dispositions

Date	Property Name	Market	Disposition Price	GLA	Leased Occ.	Anchor Tenants

6/20/23	Shops at the Galleria (a)	Austin-Round Rock, TX	$1,692	—	—%	N/A
(a)This disposition was related to the completion of a partial condemnation at one retail property.

Joint Venture Dispositions

Ownership	Date	Property Name	Market	Disposition Price (a)	GLA (a)	Leased Occ.	Anchor Tenants (b)

55%	1/18/23	Bay Colony	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
55%	1/18/23	Blackhawk Town Center	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
55%	1/18/23	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
55%	1/18/23	Stables Town Center	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
				$221,600	1,124
(a)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.

14	Supplemental - Quarter End June 30, 2023

Development Pipeline
In thousands

Active Redevelopments
Property Name	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	$650	$620
Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	1,400	600
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of a freestanding building.	3Q - 2024	625	30
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center.	2Q - 2024	800	40
Totals				$3,475	$1,290	7-10%

(a) Our estimated timing of completion may be impacted by factors outside of our control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property Name	Market	Project Description	Completion Quarter	Completed Costs	Costs to Date
Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	3Q - 2022	$1,600	$1,600
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center including façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	$2,600	$2,600
Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center including demolition and expansion of the Publix grocery store, upgrades to the facade, signage enhancement, and common area improvements.	3Q - 2022	$10,800	$10,800

Potential Developments and Redevelopments
Projects listed below are in various stages of planning and may or may not commence due to a number of factors.
Property Name	Market	Project Description
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning, including re-merchandising of the shopping center and re-development of a pre-existing single tenant building to a multi-tenant building.
Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.
River Oaks Shopping Center	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center and addition of a freestanding building.
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion of the shopping center.
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Pavilion at LaQuinta	So. California - Inland Empire	Anchor repositioning.
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Plantation Grove	Orlando-Kissimmee	Redevelopment and expansion of the shopping center.

15	Supplemental - Quarter End June 30, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	100%	$25.32	Yes	Stater Brothers
2	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	97.1%	$21.68	Yes	Sprouts Farmers Market, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
3	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$18.43	Yes	Albertson's, Rite Aid
4	River Oaks	So. California - Los Angeles	CA	C	275	96.1%	$21.06	Yes	Sprouts Farmers Market, Target, Big 5 Sports Goods, Five Below, Total Wine & More, Ulta
5	Stevenson Ranch	So. California - Los Angeles	CA	C	187	93.5%	$22.48	Yes	Ralphs, Furniture Design Center, L.A. Fitness, PetSmart
6	Campus Marketplace	So. California - San Diego	CA	N	144	100%	$31.15	Yes	Ralphs, CVS, Discovery Isle Child Development Center
7	Old Grove Marketplace	So. California - San Diego	CA	N	81	100%	$17.58	Yes	Ralphs, Lowe's*
	Total CA				1,050	96.3%	$22.61

8	Bay Landing (d)	Cape Coral-Fort Myers	FL	N	63	100%	$10.02	Yes	The Fresh Market, HomeGoods
9	PGA Plaza Palm Beach Gardens	Miami-Fort Lauderdale-Miami Beach	FL	C	121	97.7%	$34.92	Yes	Trader Joe's, Marshalls, Ulta
10	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach	FL	P	345	98.1%	$17.00	Yes	Costco Wholesale, Going Going Gone, Marshalls
11	Westfork & Paraiso	Miami-Fort Lauderdale-Miami Beach	FL	N	393	95.4%	$24.99	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
12	Lakeside & Lakeside Crossing	Orlando-Kissimmee	FL	N	76	100%	$47.13	Yes	Trader Joe's
13	Plantation Grove	Orlando-Kissimmee	FL	N	74	98.1%	$15.55	Yes	Publix
14	Rio Pinar Plaza	Orlando-Kissimmee	FL	N	131	98.8%	$18.98	Yes	Publix, Planet Fitness
15	Suncrest Village	Orlando-Kissimmee	FL	N	97	96.2%	$18.53	Yes	Publix, Orange County Tax Collector
16	Gateway Market Center	Tampa-St. Petersburg	FL	P	231	95.1%	$10.77	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx
17	Peachland Promenade	Tampa-St. Petersburg	FL	N	177	97.0%	$14.23	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
18	Sarasota Pavilion	Tampa-St. Petersburg	FL	P	345	86.9%	$14.05	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, PetSmart, Ross Dress for Less, SunTrust Bank
	Total FL				2,053	95.3%	$19.25

19	Buckhead Crossing	Atlanta Metro Area	GA	P	221	98.0%	$21.18	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
20	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.00	Yes	Publix
21	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	100%	$35.37	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
22	Plaza Midtown	Atlanta Metro Area	GA	N	70	96.3%	$27.62	Yes	Publix
23	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.43	Yes	Publix
24	Sandy Plains Centre	Atlanta Metro Area	GA	C	131	93.7%	$23.39	Yes	Kroger, Pet Supplies Plus, Walgreens*
25	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	94.3%	$21.15	No	Crunch Fitness
26	Thomas Crossroads	Atlanta Metro Area	GA	N	105	95.0%	$10.07	Yes	Kroger
27	Trowbridge Crossing	Atlanta Metro Area	GA	N	63	95.4%	$12.60	Yes	Publix
28	Windward Commons	Atlanta Metro Area	GA	N	117	99.9%	$15.23	Yes	Kroger
	Total GA				1,058	97.3%	$19.96

29	The Shops at Town Center	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$30.35	Yes	Safeway
30	Travilah Square Shopping Center	Washington D.C/Richmond Metro Area	MD	N	56	96.0%	$49.06	Yes	Trader Joe's
31	Westpark Shopping Center	Washington D.C/Richmond Metro Area	VA	C	177	100%	$14.99	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
	Total MD/VA				358	98.4%	$25.14

32	Eastfield Village (d)	Charlotte-Gastonia-Concord	NC	N	96	96.1%	$17.64	Yes	Food Lion, Gold's Gym
33	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	95.4%	$26.65	Yes	Whole Foods Market
34	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100%	$19.48	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market

16	Supplemental - Quarter End June 30, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
35	The Shoppes at Davis Lake (d)	Charlotte-Gastonia-Concord	NC	N	91	97.2%	$16.74	Yes	Harris Teeter
36	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$14.87	Yes	Food Lion
37	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$17.26	Yes	Harris Teeter, CVS
38	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$16.97	Yes	Harris Teeter, CVS
39	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	96.3%	$22.95	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
40	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.82	Yes	Harris Teeter
	Total NC				1,203	98.1%	$19.71

41	Escarpment Village (e)	Austin-Round Rock	TX	N	170	100%	$21.63	Yes	HEB
42	Kyle Marketplace	Austin-Round Rock	TX	C	225	99.3%	$17.16	Yes	HEB
43	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$21.69	No	Walgreens
44	Scofield Crossing	Austin-Round Rock	TX	N	95	97.2%	$17.45	Yes	Hana World Market, Goodwill
45	Shops at Arbor Trails (e)	Austin-Round Rock	TX	C	357	99.7%	$13.83	Yes	Costco, Whole Foods Market, Haverty's Furniture, Marshalls
46	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.2%	$14.11	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
47	The Parke	Austin-Round Rock	TX	P	406	99.1%	$16.63	Yes	Whole Foods Market, Buy Buy Baby, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta, World Market
48	University Oaks	Austin-Round Rock	TX	P	236	84.3%	$21.07	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
49	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	97.4%	$15.44	Yes	Tom Thumb
50	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	98.4%	$23.80	Yes	Market Street, PetSmart, Phenix Salon Suites
51	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	233	96.9%	$20.31	Yes	Walmart*, Barnes & Noble, Burlington, DSW, Michaels, Petco, Ulta
52	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.08	Yes	Tom Thumb, Petco
53	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	100%	$21.08	Yes	Market Street
54	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$24.84	Yes	Whole Foods Market
55	The Highlands of Flower Mound (d)	Dallas-Fort Worth-Arlington	TX	P	175	96.5%	$18.22	Yes	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
56	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	98.6%	$14.34	Yes	Kroger
57	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	416	93.5%	$16.44	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
58	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.96	Yes	HEB, Walgreens
59	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	434	92.3%	$15.76	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
60	Eldridge Town Center & Windermere Village	Houston-Sugar Land-Baytown	TX	C	175	90.5%	$18.17	Yes	Kroger, Kohl's*, Petco
61	Stables Town Center (d)	Houston-Sugar Land-Baytown	TX	N	148	94.5%	$17.56	Yes	Kroger
62	Sonterra Village	San Antonio	TX	N	42	100%	$33.30	Yes	Trader Joe's
63	Stone Ridge Market (d)	San Antonio	TX	C	219	89.9%	$23.94	Yes	HEB Plus*, Burlington, PetSmart
	Total TX				4,665	95.7%	$17.56

	Grand Totals				10,387	96.2%	$19.18
(a)N = Neighborhood Center, P = Power Center, C = Community Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three and six months ended June 30, 2023.
(e)Properties are excluded from Same Property for the six months ended June 30, 2023.

17	Supplemental - Quarter End June 30, 2023

Components of Net Asset Value as of June 30, 2023
In thousands, except share information

		Page No.
NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$39,147	5
Ground rent income	4,797	5
NOI	43,944	5

Annualized NOI, excluding ground rent income	156,588
Annualized ground rent income	19,188

Projected remaining development
Net Project Costs	2,185	15
Estimated Range for Incremental Yield	7-10%	15

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	—	5

Other Assets
Cash, cash equivalents and restricted cash	80,749	2
Billed base rent, recoveries, and other revenue	10,269	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (a)	5,717

Liabilities
Debt	838,548	8
Issuance costs, net of accumulated amortization	(4,887)	8
Accounts payable and accrued expenses	39,063	2
Distributions payable	14,553	2
Other liabilities	33,221	2
Projected remaining consolidated project costs	2,185	15
Total JV Other Liabilities, at share (b)	2,092

Common Shares Outstanding	67,531,335	2

(a)Total JV other assets, at share, includes cash and cash equivalents and accounts receivable.
(b)Total JV liabilities, at share, includes accounts payable and accrued expenses and other liabilities.

18	Supplemental - Quarter End June 30, 2023

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, net, and depreciation and amortization. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.
Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three and six months ended June 30, 2022. Pro Rata Cash includes IVT’s share of the cash and cash equivalents held at the joint venture as of June 30, 2023.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

19	Supplemental - Quarter End June 30, 2023